Exhibit 10.16

CRA INTERNATIONAL, INC.

Nonqualified Stock Option

under the 2006 Equity Incentive Plan

Pursuant to the CRA International, Inc. 2006 Equity Incentive Plan (the “Plan”) and subject to the terms and conditions hereinafter set forth, CRA International, Inc. (the “Company”) hereby grants to the employee named below (hereinafter the “Holder”) the right and option to purchase from the Company an aggregate of                        shares of the Company’s common stock, without par value (“Common Stock”), at the time and in the manner hereinafter stated.  The basic terms of this option are as follows:

Date of Grant:

Name of Holder:

Address:

City, State, Zip:

Maximum number of shares for which this option is exercisable:

Exercise (purchase) price per share:

Expiration date of option:  Seventh Anniversary of the Date of Grant

Vesting Rate:                       25% on the first anniversary of the Date of Grant and an additional 25%, on each succeeding anniversary, so as to be 100% vested on the fourth anniversary of the Date of Grant

Position in, or relationship to, the Company:

Condition:

1.              This option is subject to the Company’s Stock Ownership Guidelines, as in effect from time to time.

Other terms and conditions:

This option is subject to the Terms and Conditions attached hereto as Schedule A, which are incorporated by reference herein.  By signing below you both accept this option and acknowledge that you have read, understand, agree to and accept the Terms and Conditions.  The undersigned further acknowledges receipt of the Plan, as amended, the prospectus describing the Plan (documents incorporated by reference in the prospectus are available upon request), and the annual report of the Company for the most recent fiscal year.

Signed as a Massachusetts agreement under seal as of the Grant Date:

CRA INTERNATIONAL, INC.

By: Paul Maleh, President and CEO	{Insert Holder name}

Schedule A

CRA INTERNATIONAL, INC.

Nonqualified Stock Option

under the 2006 Equity Incentive Plan

TERMS AND CONDITIONS

FIRST: This option is and shall be subject in every respect to the provisions of the Plan, as may be amended from time to time, which is incorporated herein by reference and made a part hereof.  In the event of any conflict or inconsistency between the terms hereof and those of the Plan, the latter shall prevail.  References herein to the Plan Administrator shall mean the Plan Administrator as defined in the Plan.

Anything herein to the contrary notwithstanding, this option may not be exercised at any time that the Holder does not or to the extent that the Holder would not meet his or her stock ownership guideline under the Company’s Stock Ownership Guidelines, as in effect from time to time, provided that this stock ownership condition, and any effect it may have on the transferability of shares issued pursuant to the exercise of this option, shall not apply after the sixth anniversary of the Date of Grant of this option.

Subject to the other provisions contained herein, this option shall be exercised by the delivery of written notice to the Company (the “Notice”) setting forth the number of shares with respect to which the option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) cash or check payable to the order of the Company for an amount equal to the option price for the number of shares specified in the Notice; or (ii) with the consent of the Plan Administrator, by delivery to the Company of shares of Common Stock that either have been purchased by the Holder on the open market, or have been beneficially owned by the Holder for a period of at least six months and are not then subject to restriction under any Company plan (“mature shares”); (iii) with the consent of the Plan Administrator, by delivery of a personal recourse note issued by the Holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Plan Administrator may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended; (iv) with the consent of the Plan Administrator, by delivery of such documentation as the Plan Administrator and a broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price of the shares for which the option is being exercised; (v) with the consent of the Plan Administrator, such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the option price for the shares as to which the option is being exercised; or (vi) with the consent of the Plan Administrator, a combination of (i), (ii), (iii), (iv), (v) and/or (vi).  For the purpose of the preceding sentence, the fair market value per share of the Common Stock so delivered to the Company shall be the closing price per share on the date of delivery as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the Nasdaq Stock Market, Inc. or, if the Common Stock is not reported by the Nasdaq Stock Market, Inc., the mean of the bid and asked prices per share on the date of delivery or, if the Common Stock is not traded over-the-counter, the fair market value per share as determined by the Plan Administrator.

SECOND:  The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933 to register shares of Common Stock reserved for issuance under the Plan.  At any time at which such a registration statement is not in effect, it shall be an additional condition precedent to any exercise of this option that the Holder shall deliver to the Company a customary “investment letter” satisfactory to the Company and its counsel in which, among other things, the Holder shall state that the Holder is purchasing the shares for investment and acknowledges that they are not freely transferable except in compliance with state and federal securities laws.

THIRD:  Within a reasonable time after receipt by the Company of the Notice and payment for any shares to be purchased hereunder and, if required as a condition to exercise, the investment letter described in paragraph SECOND, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the address specified in the Notice a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name or names of the individual or individuals exercising the option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company at or prior to such purchase; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action.  The Company may imprint upon such certificate the legend set forth in the Plan or such other legends referencing stock transfer restrictions which counsel for the Company considers appropriate.  Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Holder, at the address specified in the Notice.

FOURTH:  The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class, and price per share of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate cash consideration, the same total number and class of shares as the Holder would have received as a result of the event requiring the adjustment had the Holder exercised this option in full immediately prior to such event.

After a merger of one or more corporations or other entities with or into the Company or after a consolidation of the Company and one or more corporations or other entities in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation securities representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation or entity, as the case may be, the Holder shall, at no additional cost, be entitled upon exercise of this option to receive in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or entity or Common Stock) to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which this option shall be so exercised.

If the Company is merged with or into or consolidated with another corporation or other entity, other than a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation continue to own after such merger or consolidation securities representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting entity, as the case may be, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another entity while this option remains outstanding, then (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, the Holder of this option shall be entitled, upon exercise of this option, to receive, in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or entity or Common Stock) to which the Holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, the Holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised; (ii) the Plan Administrator may accelerate the time for exercise of this option, so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Plan Administrator, such accelerated options shall be exercisable in full; or (iii) this option may be canceled by the Plan Administrator as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of this option pursuant to clause (ii) above, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

FIFTH:  No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this option.

The Company shall, at all times while any portion of this option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; shall comply with the terms of this option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

SIXTH:  This option is not transferable by the Holder otherwise than by will or under the laws of descent and distribution.  The granting of this option shall not impose upon the Company any obligation to employ or to continue to employ the Holder.  The right of the Company to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that this option has been granted to such Holder.

This option is exercisable, subject to the vesting rate and certain other terms and conditions contained herein, at any time prior to the termination of this option and during the Holder’s lifetime, only by the Holder.  Except as may be otherwise expressly provided herein, this option shall terminate on the earliest of:

(a)                                 the date of expiration thereof;

(b)                                 immediately upon the termination of the Holder’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary); or

(c)                                  in the case of termination without cause or voluntary termination by the Holder, thirty (30) days after the termination of the Holder’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) for any reason other than death or retirement.

An employment relationship between the Company (or any parent or subsidiary of the Company) and the Holder shall be deemed to exist during any period in which the Holder is employed by the Company (or any such parent or subsidiary).  Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the Holder shall be determined by the Plan Administrator at the time thereof.

As used herein, “cause” shall mean (w) any material breach by the Holder of any agreement to which the Holder and the Company (or any parent or subsidiary) are both parties, (x) any act or omission to act by the Holder which may have a material and adverse effect on the business of the Company (or any parent or subsidiary) or on the Holder’s ability to perform services for the Company (or any parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), (y) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company (or any parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary) or (z) “cause” as may otherwise be defined in any other agreements between the Holder and the Company (or any such parent or subsidiary).

In the event of the retirement of the Holder in good standing from the employment of the Company for reasons of age or disability under the then established rules of the Company, this option shall terminate on the date that is the earlier of its expiration date and a date ninety (90) days after the Holder’s retirement.  Whether retirement is for reasons of disability under the then established rules of the Company shall be determined by the Company in its sole discretion. After such retirement for reasons of age, the Holder shall have the right, at any time prior to such termination date, to exercise this option to the extent the Holder was entitled to exercise such option immediately prior to such retirement.  Upon such retirement for reasons of disability, this option shall vest in full and, after such retirement, the Holder shall have the right, at any time prior to such termination date, to exercise this entire option.

In the event of the death of the Holder while the Holder is in the employment of the Company (or any parent or subsidiary of the Company) and before the expiration date of this option, this option shall vest in full and, thereafter, shall terminate on the earlier of its expiration date and a date one (1) year after the death of the Holder.  After the death of the Holder, the Holder’s executors, administrators or any person or persons to whom the Holder’s option has been transferred by will or by the laws of descent and distribution shall have the right to exercise this entire option at any time prior to the earlier of the date of expiration of this option or one (1) year after the date of the death of the original Holder.

SEVENTH:  The Holder hereby agrees that the Company (or any parent or subsidiary of the Company) may withhold from amounts due to the Holder from the Company (or any such parent or subsidiary), the appropriate amount of federal, state and local withholding taxes attributable to the Holder’s exercise of this option.

At the Holder’s election, with the consent of the Plan Administrator, the amount required to be withheld may be satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of this option a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due with respect to such exercise, or (ii) transferring to the Company a sufficient number of mature shares of Common Stock with an aggregate fair market value that would satisfy the minimum withholding amount due.

The Holder further agrees that, if the Company does not withhold an amount due to the Holder from the Company sufficient to satisfy the Company’s withholding obligation, the Holder will reimburse the Company on demand, in cash, for the amount underwithheld.

EIGHTH:  Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered by hand or by mail to the Treasurer of the Company, 200 Clarendon Street, Boston, Massachusetts 02116 or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder or when deposited in the mail, postage prepaid, addressed to the Holder at the Holder’s address furnished to the Company.

NINTH:  This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that the Holder will not exercise the option granted hereby nor will the Company be obligated to issue or sell any shares of stock hereunder if the exercise thereof or the issuance or sale of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of this option or the issuance or sale of shares pursuant hereto to comply with any such law, regulation, order or provision.

TENTH:  The Holder agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Holder shall agree in writing that for a period of time not to exceed one hundred eighty (180) days from the effective date of any registration of securities of the Company the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock issued pursuant to the exercise of this option without the prior written consent of the Company or such underwriters, as the case may be.

ELEVENTH:  This option shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts.

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